Exhibit 99.1

SEPARATION AGREEMENT

This Separation Agreement (the “Agreement”), by and among Vasu Raja (“Executive”), American Airlines, Inc., a Delaware corporation (the “Company”) and American Airlines Group Inc., a Delaware corporation (“Group”), is made effective as of the eighth (8th) day following the date Executive signs this Agreement if not revoked in accordance with Section 5(c)(iii) (the “Effective Date”) with reference to the following facts:

Executive’s employment with the Company and status as an officer and employee of Group and the Company and each of their affiliates, as the case may be, ended on the Termination Date (as defined below), and Executive, Group and the Company want to establish the obligations of the parties including, without limitation, all amounts due and owing to Executive.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows effective as of the Effective Date:

1. Termination Date. Executive acknowledges and agrees that Executive’s status as an employee and officer of the Company, Group and/or any of their subsidiaries ended effective as of June 30, 2024 (the “Termination Date”). Executive hereby agrees to execute such further document(s) as reasonably shall be determined by the Company as necessary or desirable to give effect to the termination of Executive’s status as an officer of Group and the Company and, if applicable, officer and/or director of any of their subsidiaries; provided that such document(s) shall not be inconsistent with any of the terms of this Agreement.

2. Final Paycheck; Payment of Accrued Wages and Expenses.

(a) Final Paycheck. The Company has paid or will pay as soon as administratively practicable on or after the Termination Date all of Executive’s accrued but unpaid base salary and all accrued and unused vacation earned through the Termination Date, subject to standard payroll withholdings and deductions. Executive is entitled to these payments regardless of whether Executive executes this Agreement.

(b) Business Expenses. The Company has reimbursed or will reimburse Executive for all outstanding expenses incurred prior to the Termination Date which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documenting such expenses, including, without limitation, expenses incurred pursuant to Executive’s services as a director of any of the Company’s subsidiaries. Executive is entitled to these reimbursements regardless of whether Executive executes this Agreement.

(c) Insider Trading Policy and Securities Law Compliance. Executive acknowledges that Executive shall remain subject to Group’s Amended and Restated Policy Regarding Trades in Securities by Members of the Board of Directors, Officers and Company Personnel and Treatment of Confidential Information (the “Insider Trading Policy”) for the time period provided in Section 7 therein under the title “Transactions after Employment or Service Terminates”. Without limiting the Insider Trading Policy, any transactions by Executive involving Company securities will remain subject to all applicable federal and state securities laws, including, without limitation, laws regarding trading on the basis of material nonpublic information.

3. Payments and Benefits. Without admission of any liability, fact or claim, the Company hereby agrees, subject to (i) Executive signing this Agreement on or after the Termination Date and delivering a copy to the Company on or before the last day of the Review Period (as defined in Section 5(c)), (ii) this Agreement becoming effective and irrevocable on the eighth day after Executive signs it, and (iii) Executive’s performance of Executive’s continuing obligations pursuant to this Agreement, including, without limitation, the provisions set forth under Sections 6 and 7, to provide Executive the severance payments and benefits set forth below:

(a) Cash Payment. The Company shall pay to Executive (i) $462,019.00, less applicable withholdings and deductions, in substantially equal installments on each regular payroll date immediately following the Termination Date and continuing through January 31, 2025 (the “Severance Period”), provided, that the first payment shall not commence until the payroll date following the Effective Date and shall include pay from the Termination Date through such payment; and (ii) $968,750.00, less applicable withholdings and deductions, on the first regularly scheduled payroll date following the expiration of the Severance Period.

(b) Additional Severance; Healthcare Continuation Coverage. As additional severance, Executive shall be entitled to receive $261.00, less applicable withholdings and deductions, in a lump sum payment on the first regularly schedule payroll date immediately following the Effective Date. Executive acknowledges that Executive shall be solely responsible for all matters relating to any continuation of coverage pursuant to COBRA, including, without limitation, Executive’s election of such coverage and Executive’s timely payment of premiums.

(c) Travel Privileges. During the Severance Period, Executive will be eligible to receive unlimited reserved travel in any class of service for Executive and Executive’s spouse or registered companion and eligible dependent children, AAdvantage Executive Platinum status and access to Admirals Club travel lounges, in each case, solely for personal leisure travel and not for any kind of business-related activity or travel and subject to the terms and conditions of the Company’s travel policy for officers, as may be amended from time to time. Following the end of the Severance Period, Executive will be solely eligible for “the 65-point plan space available travel” privileges for Executive and Executive’s eligible family members pursuant to the terms and conditions set forth in the Company’s travel policy for officers, as may be amended from time to time. Executive’s right to travel privileges shall be subject to all applicable taxes pursuant to the Company’s then existing tax policies, and the Company will not provide any tax gross-up payments to Executive for taxes payable on such travel privileges. The amount of travel privileges used by Executive in one year will not affect the amount of travel privileges Executive is entitled to use in any other year. The right to travel privileges provided in this Agreement is not subject to liquidation, cash out, or exchange for any other taxable or nontaxable benefit.

(d) Career Transition Services. Executive has six months to engage Lee Hecht Harrison. Upon engagement, Executive will have access to LHH Professional Program services for the duration of the Severance Period.

(e) Forfeiture. Executive understands and agrees that all payments and benefits under this Section 3 will be subject to Executive’s continued compliance with Executive’s obligations set forth in this Agreement, including, without limitation, the provisions set forth under Sections 6 and 7.

(f) Taxes. Executive understands and agrees that all payments under this Section 3 will be subject to appropriate tax withholding and other deductions.

(g) Separation Benefit. Executive agrees that the payments and benefits provided by this Section 3 are not required under the Company’s normal policies and procedures and are provided solely in connection with this Agreement. Executive acknowledges and agrees that the payments and benefits referenced in this Section 3 constitute adequate and valuable consideration, in and of themselves, for the promises contained in this Agreement.

4. Full Payment. Executive acknowledges that the payment and arrangements herein shall constitute full and complete satisfaction of any and all amounts due and owing to Executive as a result of Executive’s employment with the Company and the termination thereof. Effective as of the Termination Date, Executive shall have no right, title or interest under the Company’s short term incentive program, Group’s 2013 Incentive Award Plan, Group’s 2023 Incentive Award Plan or any other compensation plan of the Company or Group, and each target short term incentive award, restricted stock unit award and other award shall be forfeited as of the Termination Date without any payment therefor. Executive further acknowledges that this Agreement shall supersede each agreement entered into between Executive and the Company regarding Executive’s employment, including, without limitation, any offer letter, employment agreement, change in control agreement and restricted stock unit agreement. Each such agreement shall be deemed terminated and of no further effect as of the Termination Date without payment therefor.

5. Executive’s Release of the Company. Executive understands that by agreeing to the release provided by this Section 5, Executive is agreeing not to sue, or otherwise file any claim against, the Company or any of its employees or other agents for any reason whatsoever based on anything that has occurred as of the date Executive signs this Agreement.

(a) General Release. On behalf of Executive and Executive’s heirs, assigns, executors, administrators, trusts, spouse and estate, Executive hereby releases and forever discharges the Company, and each of its owners, affiliates, subsidiaries, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them (the “Releasees”), of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to Executive’s hire, employment, remuneration or termination by the Releasees, or any of them, Claims arising under federal, state, or local laws relating to employment, Claims of any kind that may be brought in any court or administrative agency, including any Claims arising under Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq.; the Equal Pay Act, 29 U.S.C. § 206(d); Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621, et seq. (the “ADEA”); the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the False Claims Act , 31 U.S.C. § 3729 et seq.; the Employee Retirement Income Security Act, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq. the Fair Labor Standards Act, 29 U.S.C. § 215 et seq., the Sarbanes-Oxley Act of 2002; the Texas Labor Code, including the Texas Payday Act, the Texas Anti-Retaliation Act, the Texas Commission on Human Rights Act and § 451.001 of the Texas Workers’ Compensation Act, and all of their respective implementing regulations; claims for wages under the Texas Labor Code and any other federal, state or local laws of similar effect; the employment and civil rights laws of Texas; Claims for breach of contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.

(b) Limited Exceptions. Notwithstanding the generality of the foregoing, Executive does not release the following claims:

(i) Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

(ii) Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;

(iii) Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA;

(iv) Claims to any benefit entitlements vested as the date of Executive’s employment termination, pursuant to written terms of any Company employee benefit plan;

(v) Claims for indemnification under any written indemnification agreement between Executive and Group or the Company, Group’s or the Company’s Bylaws or any applicable law; and

(vi) Executive’s right to file a charge of discrimination with the Equal Employment Opportunity Commission (“EEOC”); provided, however, that Executive does release Executive’s right to secure any damages or other relief in connection with such charge or any other charge brought by or on Executive’s behalf. Further, nothing herein shall restrict Executive from challenging the knowing and voluntary nature of Executive’s release of Claims under the ADEA, as amended by the Older Workers Benefit Protection Act (“OWBPA”), before a court of competent jurisdiction or the EEOC; provided, further, nothing herein shall limit such court’s or the EEOC’s ability to offset any money awarded to Executive upon such a challenge by the amount of consideration received under Section 3 of this Agreement.

(c) Acknowledgement. In accordance with the OWBPA, Executive has been advised of the following:

(i) Executive is advised to consult with an attorney before signing this Agreement, and Executive has so advised with his attorney;

(ii) Executive has been given at least twenty-one (21) days to consider this Agreement (the “Review Period”), which the parties agree shall not be extended due to any changes to this Agreement, whether such changes are material or immaterial;

(iii) Executive has seven (7) days after signing this Agreement to revoke it. If Executive wishes to revoke this Agreement, Executive must deliver notice of Executive’s revocation in writing, no later than 11:59 p.m. on the 7th day following Executive’s execution of this Agreement, to Cole Brown, Chief People Officer, American Airlines Group Inc., 1 Skyview Drive, Fort Worth, Texas 76155, email: #####. Executive understands that if Executive revokes this Agreement, it will be null and void in its entirety, and Executive will not be entitled to any payments or benefits provided in this Agreement, other than as provided in Section 2.

6. Covenants.

(a) Confidentiality. Executive acknowledges that by reason of Executive’s employment with the Company, Executive has had access to confidential or proprietary information as well as other material, non-public information of Company, Group and/or any of their subsidiaries or affiliates. Executive represents that, at all times prior to the execution of this Agreement, Executive held all such confidential or proprietary information and other material, non-public information confidential. Executive will continue to hold such information confidential and will not use or disclose any such confidential or proprietary information. For the avoidance of doubt, the foregoing restrictions shall not apply to information that is or becomes generally known in the public through lawful means, and not through a breach of this Agreement or other legal or contractual obligation. In addition, Executive acknowledges that Executive continues to be bound by the confidentiality provisions contained in the Company’s Standards of Business Conduct, the terms and conditions of which are incorporated herein by reference. Nothing herein shall be deemed to limit in any way Executive’s obligations under the Company’s Standards of Business Conduct. In the event of any conflict between the terms hereof and the terms of the Company’s Standards of Business Conduct, the more restrictive terms shall prevail. For the avoidance of doubt, nothing in this Agreement or in the Company’s Standards of Business Conduct will be construed to prohibit Executive from filing a charge with, reporting possible violations to, or participating or cooperating with any governmental agency or entity, including but not limited to the EEOC, the Department of Justice, the Securities and Exchange Commission, Congress, or any agency Inspector General, or making other disclosures that are protected under the whistleblower, anti-discrimination, or anti-retaliation provisions of federal, state or local law or regulation; provided, however, that Executive may not disclose information of Group, the Company or any of their subsidiaries or affiliates that is protected by the attorney-client privilege, except as otherwise required by law. Executive does not need the prior authorization of the Company to make any such reports or disclosures, and Executive is not required to notify the Company that Executive has made such reports or disclosures. Executive acknowledges receipt of notice of immunity rights under the U.S. Defend Trade Secrets Act, which states: (1) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (2) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

(b) Noncompetition. Executive acknowledges that during the course of Executive’s employment with the Company, Executive has become familiar with the Company’s corporate strategy, pricing and other market information, know-how, trade secrets, and valuable customer, supplier and employee relationships, and with other confidential or proprietary information concerning the Company, Group and their subsidiaries and affiliates, and that Executive’s services have been of special, unique and extraordinary value to the Company. Executive agrees to not use or disclose any such confidential or proprietary information.

Executive also acknowledges that the Company’s business, through (A) the location of its customers and facilities and (B) the area in which its services are offered, is international in scope and extends worldwide. Accordingly, and in further consideration of and as a condition to the compensation and benefits to be paid to Executive under Section 3 above, and ancillary to Executive’s agreement with respect to, and for the protection of the confidential or proprietary information, customer relationships, and goodwill of the Company, Group and their subsidiaries and affiliates, Executive agrees that, during the Severance Period (the “Non-Compete Period”), Executive shall not directly or indirectly: (i) own any interest in, manage, control, or in any other manner engage in, or take significant steps to engage in, any Competing Business (as defined on Annex 1 to this Agreement), provided nothing herein shall prohibit Executive from being a passive owner of not more than two percent (2%) of the outstanding stock of any class of the stock of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation, or (ii) be employed by, consult with, or render services to any Competing Business, whether as an employee, consultant, contractor, advisor, member, director, or otherwise, in a role that is similar to any role Executive held at any time while employed by the Company, that is executive or managerial in nature, or in which Executive could reasonably be expected to use or disclose any of confidential or proprietary information of the Company, Group and/or any of their subsidiaries or affiliates.

(c) Nonsolicitation. In further consideration of the compensation to be paid to Executive hereunder and for the protection of the confidential or proprietary information, customer relationships, and goodwill of the Company, Group and their subsidiaries and affiliates, Executive acknowledges that during the course of Executive’s employment with the Company, Executive has become familiar with the trade secrets and with other confidential or proprietary information concerning the Company, Group and/or their subsidiaries and affiliates and that Executive’s services have been of special, unique and extraordinary value to the Company, and, therefore, Executive agrees that, during the Severance Period (the “Non-Solicit Period”), Executive shall not directly or indirectly through another individual, corporation, partnership, limited liability company, joint venture, estate, trust, association, unincorporated organization or other entity or group (A) solicit for employment or hire, employ or hire, or otherwise induce or attempt to induce any employee, consultant or other service provider of the Company, Group and/or any of their subsidiaries to leave the employ or engagement of the Company, Group and/or any of their subsidiaries, or in any way interfere with the relationship between the Company, Group and/or any of their subsidiaries and any employee, consultant, or other service provider thereof, (B) solicit the business of or offer or provide services that are similar to the Company’s services to any of the customers of the Company, Group or any of their subsidiaries, or (C) induce or encourage any customer, supplier, licensee, licensor or other business relation of the Company, Group and/or any of their subsidiaries to cease doing business with the Company, Group and/or any of their subsidiaries, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor or business relation and the Company, Group and/or any of their subsidiaries (including, without limitation, making any negative or disparaging statements or communications regarding the Company, Group and/or any of their subsidiaries); provided, that the foregoing shall be limited to such employees, consultants, service providers, customers, suppliers, licensees, licensors or other business relations with which Executive had business dealings or about whom or which Executive acquired information or had access to the confidential information about the customer, employee, consultant, service provider, suppliers, licensee or licensor during Executive’s employment with the Company.

(d) Non-Disparagement. Executive agrees that Executive shall not disparage, criticize or defame the Company, Group, and/or any of their subsidiaries or affiliates, directors, officers or employees, either publicly or privately. The Company agrees that it shall instruct its executive officers and directors to not, disparage, criticize or defame Executive, either publicly or privately. Nothing in this Section 6(d) shall have application to any evidence or testimony required by any court, arbitrator or government agency or as may be protected in Section 6(a).

(e) Forfeiture; Repayment. If Executive breaches any provision under Section 6, and the Company delivers written notice to Executive of such breach within ninety (90) days after the Company’s Chief Executive Officer first acquires actual knowledge of such breach, which shall be satisfied by sending written notice to the last address on file for Executive, and post-marked by such ninety (90) day deadline, then Executive shall (1) voluntarily forfeit, and shall no longer be eligible for, any and all rights to any future payments or benefits to be made or provided under Section 3 of this Agreement, in addition to any other relief, including injunctive relief and damages, that may be available to the Group, and (2) reimburse the Company for all payments made and the value of travel benefits received by Executive and Executive’s dependents (if any) up to and through the date of such breach (with travel benefits valued based on the imputed taxable income to the Executive).

(f) Availability of Injunctive Relief. Executive understands and agrees that any violation of the provisions set forth under Section 6, shall constitute a material breach of this Agreement. Executive further understands and agrees that such a breach may result in irreparable injury to the Company, Group, and/or their subsidiaries or affiliates for which there is no adequate remedy at law, and that it would not be possible to precisely measure damages for such injuries. Accordingly, Executive agrees that, in addition to any damages and other remedies the Company or Group is entitled to pursuant to this Agreement or otherwise, each of the Company and Group is entitled to obtain a temporary restraining order or injunction to restrain Executive from disclosing, or making use of, confidential information in violation of Section 6(a) or taking any action in violation of Sections 6(b) through 6(d), inclusive. Further, in the event of an alleged breach or violation of Section 6(b) or Section 6(c) by Executive, the Non-Compete Period and the Non-Solicit Period, as applicable, shall be tolled until such breach or violation has been duly cured and the Non-Compete Period and the Non-Solicit Period shall be extended by the period of time during which Executive was in breach of the restrictive covenants.

7. Forfeiture on Competition. Executive acknowledges that during the course of Executive’s employment with the Company, Executive has become familiar with the Company’s corporate strategy, pricing and other market information, know-how, trade secrets, and valuable customer, supplier and employee relationships, and with other confidential or proprietary information concerning the Company, Group and/or any of their subsidiaries or affiliates, and that Executive’s services have been of special, unique and extraordinary value to the Company. Executive also acknowledges that the Company’s business, through the location of its customers and facilities and the area in which its services are offered, is international in scope and extends worldwide. Accordingly, and in further consideration of and as a condition to the compensation and benefits to be paid to Executive under Section 3 above, and for the protection of the confidential or proprietary information, customer relationships, and goodwill of Company, Group and/or any of their subsidiaries or affiliates, Executive agrees that Executive (1) shall voluntarily forfeit, and shall no longer be eligible for, any and all rights to any future payments or benefits to be made or provided under Section 3 of this Agreement, and (2) shall reimburse the Company for any payments and travel benefits previously made or provided under Section 3 (with travel benefits valued based on the imputed taxable income to the Executive), if during the Severance Period, Executive, directly or indirectly, for Executive’s own benefit or for the benefit or any other person or entity: (A) owns any interest in, manages, controls, or in any other manner engages in, or take significant steps to engage in, any Competing Business (as defined on Annex 1 to this Agreement), provided nothing herein shall prohibit Executive from being a passive owner of not more than two percent (2%) of the outstanding stock of any class of the stock of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation, or (B) is employed by, consults with, or renders services to any Competing Business, whether as an employee, consultant, contractor, advisor, member, director, or otherwise, in a role that is similar to any role Executive held at any time while employed by the Company, that is executive or managerial in nature, or in which Executive could reasonably be expected to use or disclose any confidential or proprietary information of the Company, Group and/or any of their subsidiaries or affiliates.

8. Executive Representations. Executive warrants and represents that (a) Executive has not filed or authorized the filing of any complaints, charges or lawsuits against the Company or any affiliate of the Company with any governmental agency or court, and that if, unbeknownst to Executive, such a complaint, charge or lawsuit has been filed on Executive’s behalf, Executive will immediately cause it to be withdrawn and dismissed, (b) Executive has reported all hours worked as of the date of this Agreement and has been paid all compensation, wages, bonuses, commissions, and/or benefits to which Executive may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to Executive, except as provided in this Agreement, (c) Executive has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, (d) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject, and (e) upon the execution and delivery of this Agreement by the Company and Executive, this Agreement will be a valid and binding obligation of Executive, enforceable in accordance with its terms. Executive also acknowledges and agrees that he has consulted with and relied upon the advice of his independent counsel in entering into this Agreement and that he is entering into this Agreement voluntarily, knowingly, without duress, and for his own benefit.

9. Return of Documents and Property. Executive warrants and represents that Executive has returned to the Company all physical or personal property that are the property of the Company, Group and/or any of their subsidiaries or affiliates and that Executive had in Executive’s possession, custody or control, including, without limitation, Executive’s laptop computer, along with all other equipment and originals and copies of correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the Company’s customers, business plans, marketing strategies, products, processes or business of any kind and/or which contain proprietary information or trade secrets which are in the possession or control of Executive or Executive’s agents or representatives. These obligations include the return of any electronic information or data that belongs to the Company.

10. Clawback Policy. Executive acknowledges that Executive shall remain subject to the Company’s or the Group’s clawback policy, including the Policy for Recovery of Erroneously Awarded Compensation, as may be amended from time to time, to the extent provided therein or otherwise required by applicable law.

11. No Assignment by Executive. Executive warrants and represents that no portion of any of the matters released herein, and no portion of any recovery or settlement to which Executive might be entitled, has been assigned or transferred to any other person, firm or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand or suit should be made or instituted against the Company or any other Releasee because of any actual assignment, subrogation or transfer by Executive, Executive agrees to indemnify and hold harmless the Company and all other Releasees against such claim, action, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs. In the event of Executive’s death, this Agreement shall inure to the benefit of Executive and Executive’s executors, administrators, heirs, distributees, devisees, and legatees. None of Executive’s rights or obligations may be assigned or transferred by Executive, other than Executive’s rights to payments hereunder, which may be transferred only upon Executive’s death by will or operation of law.

12. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware or, where applicable, United States federal law, in each case, without regard to any conflicts of laws provisions or those of any state other than Delaware.

13. Dispute Resolution. To ensure the timely and economical resolution of disputes that arise in connection with this Agreement, Executive and the Company agree that any and all disputes, claims, or causes of action arising from or relating to the enforcement, breach, performance or interpretation of this Agreement, Executive’s employment, or the termination of Executive’s employment (excluding any disputes arising under Section 6 and/or 7 above) to the extent not waived by Executive under Section 5 above, shall be resolved to the fullest extent permitted by law by final, binding and confidential arbitration in Tarrant County, Texas through Judicial Arbitration & Mediation Services/Endispute (“JAMS”) in conformity with the then-existing JAMS employment arbitration rules. A link to the current JAMS employment arbitration rules follows: https://www.jamsadr.com/rules-employment-arbitration/english. By agreeing to this arbitration procedure, both Executive and the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding or to pursue any collective or class action. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award. The Company shall pay all JAMS’s arbitration fees in excess of the amount of court fees that would be required if the dispute were filed in a court of law. Nothing in this Agreement is intended to prevent either Executive or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Notwithstanding the foregoing, Executive and the Company each have the right to resolve any issue or dispute over intellectual property rights or arising under Sections 6 or 7 of this Agreement by court action instead of arbitration. Further, this arbitration agreement shall not apply to (a) claims for unemployment and workers’ compensation benefits; (b) sexual harassment and sexual assault disputes arising under federal, state, local, or tribal law, unless Executive elects to arbitrate such disputes; (c) claims arising under the National Labor Relations Act or which are brought before the National Labor Relations Board; (d) claims brought before the EEOC or similar state or local agency, if Executive is required to exhaust Executive’s administrative remedies; provided, that any appeal from an award or denial of an award by any such agency or any further action upon receipt of a right-to-sue letter shall be arbitrated pursuant to the terms of this Agreement; and (e) any other claim, which by law cannot be subject to mandatory arbitration. The parties agree to resolve all disputes excluded from arbitration exclusively in a court of competent jurisdiction located in Tarrant County, Texas sitting without a jury, and each party waives its right to a jury trial in any such dispute and to any collective or class action.

14. Miscellaneous.

(a) Whole Agreement. This Agreement comprises the entire agreement between the parties with regard to the subject matter hereof and supersedes, in their entirety, any other agreements between Executive and the Company with regard to the subject matter hereof, including, without limitation, any other agreement imposing post termination covenants. Executive acknowledges that there are no other agreements, written, oral or implied, and that Executive may not rely on any prior negotiations, discussions, representations or agreements.

(b) Section 409A. This Agreement is intended, to the greatest extent permitted under law, to comply with the short-term deferral exemption and the separation pay exemption provided in Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and other interpretative guidance issued thereunder such that no benefits or payments under this Agreement are subject to Section 409A. Notwithstanding anything herein to the contrary, the timing of any payments under this Agreement shall be made consistent with such exemption. Executive’s right to receive a series of installment payments under this Agreement, if any, shall be treated as a right to receive a series of separate payments. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A, including without limitation any such regulations or other guidance that may be issued after the Termination Date. Notwithstanding any provision of this Agreement to the contrary, if the Company determines that any amounts payable hereunder may be subject to Section 409A, the Company may, to the extent permitted under Section 409A cooperate in good faith to adopt such amendments to this Agreement or adopt other appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines are necessary or appropriate to avoid the imposition of taxes under Section 409A; provided, that this Section shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so. To the extent that any reimbursements payable pursuant to this Agreement are subject to the provisions of Section 409A, such reimbursements shall be paid to Executive no later than December 31 of the year following the year in which the expense was incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and Executive’s right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.

(c) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

15. Severability; Blue Pencil. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect; provided if the forfeiture in Section 6(e) and/or Section 7 is not enforceable, Executive shall not be eligible for the payments and benefits set forth in Section 3. It is the desire and intent of the parties to this Agreement that the provisions of Sections 6, 7 and 17 of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any portion of any such Section of this Agreement shall be adjudicated to be invalid or unenforceable, such Section shall be deemed amended either to conform to such restrictions as the court or arbitrator may allow, or to delete therefrom or reform the portion thus adjudicated to be invalid and unenforceable, such deletion or reformation to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made. It is expressly agreed that any court or arbitrator shall have the authority to modify any such Section of this Agreement if necessary to render it enforceable, in such manner as to preserve as much as possible the parties’ original intentions, as expressed therein, with respect to the scope thereof.

16. Company Assignment and Successors. The Company shall assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise). This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns, personnel and legal representatives.

17. Maintaining Confidential Information. Executive reaffirms Executive’s obligations under the confidentiality provisions set forth under Section 6 hereof. Executive acknowledges and agrees that the payments and benefits provided in Section 3 above shall be subject to Executive’s continued compliance with Executive’s obligations under Sections 6 and 7 of this Agreement.

18. Executive’s Cooperation. After the Termination Date, each of the Company and Executive shall use their respective reasonable efforts to cooperate with each other in good faith to facilitate a smooth transition of Executive’s duties to other executive(s) of the Company. In addition, after the Termination Date, Executive shall cooperate with the Company and its affiliates, upon the Company’s reasonable request, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Executive’s duties and responsibilities to the Company or its affiliates during Executive’s employment with the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may have come into Executive’s possession during Executive’s employment); provided, however, that any such request by the Company shall not be unduly burdensome or unduly interfere with Executive’s personal or business schedule or ability to engage in gainful employment.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned have caused this Separation Agreement to be duly executed and delivered as of the date indicated next to their respective signatures below.

DATED: July 11, 2024
/s/ Vasu Raja
Vasu Raja

AMERICAN AIRLINES, INC.
DATED: July 11, 2024

	By:	/s/ Cole Brown
Cole Brown
Chief People Officer

AMERICAN AIRLINES GROUP INC.
DATED: July 11, 2024

	By:	/s/ Cole Brown
Cole Brown
Chief People Officer

Signature Page to Separation Agreement

Annex 1

to

Separation Agreement

Competing Business Definition

Intentionally omitted pursuant to Regulation S-K, Item 601(a)(5)